                                                                    Exhibit 4.36




CUSIP NO.: _______                                PRINCIPAL AMOUNT:  [$________]

REGISTERED NO. __

                                TECO ENERGY, INC.

                    5.11% Junior Subordinated Notes Due 2007

                            _________________________


ORIGINAL ISSUE DATE:                  PRINCIPAL AMOUNT:                  SPECIFIED CURRENCY:
January 15, 2002                      [$___________]                     U.S. dollars

ISSUE PRICE: 100.00%(as a             INTEREST RATE:  5.11%              SINKING FUND: None
percentage of principal amount)

STATED MATURITY:                      INTEREST PAYMENT                   REDEMPTION OPTIONS:
January 15, 2007                      DATES: January 15, April 15,       See reverse of this Note.
                                      July 15 and October 15 of each
                                      year, commencing April 15,
                                      2002.

                            _________________________


         TECO ENERGY, INC., a corporation duly organized and existing under the laws of the State of Florida (herein called the "Company," which term includes any successor Corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to TECO FUNDING COMPANY II, LLC, a Delaware limited liability company (the "LLC"), or registered assigns, the principal sum set forth above on the Stated Maturity, upon the presentation and surrender hereof at the principal office of the Company or such other office as the Company has designated in writing, and to pay interest on the unpaid principal balance hereof at a rate per annum (assuming a 360-day year consisting of twelve 30-day months) equal to the Interest Rate set forth above from the Original Issue Date to October 15, 2004 and at the Reset Rate thereafter.

         Interest will be payable on the Interest Payment Dates to the Person in whose name this Note is registered at the close of business on the related Record Date as provided below. In each case, payments shall be made in accordance with the provisions hereof until the principal hereof is paid or duly made available for payment.

         Payment of the principal of (and premium, if any) and any such interest on this Note shall be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of New York in the State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.




                                  Annex A -- 1

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, TECO ENERGY, INC. has caused this instrument to be duly executed.



Dated:  January __, 2002


TRUSTEE'S CERTIFICATE                                                    TECO ENERGY, INC.
OF AUTHENTICATION
This is one of the series
designated therein referred
to in the within-mentioned       Name:  Sandra W. Callahan               By:
Indenture.                       Title: Vice President - Treasurer       Name:
                                                                         Title:

THE BANK OF NEW YORK,
as Authenticating Agent for the Trustee


By:______________________________
         Authorized signatory



                                  Annex A -- 2

                                (REVERSE OF NOTE)

                                TECO ENERGY, INC.

                    5.11% Junior Subordinated Notes Due 2007

         This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued under an Indenture dated as of August 17, 1998, as supplemented by the Sixth Supplemental Indenture, dated as of January 15, 2002 (as previously supplemented and amended, and as further amended or supplemented, the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Notes are, and are to be, authenticated and delivered, including provisions relating to extensions of interest payments in Article Two of the Sixth Supplemental Indenture and subordination in Article Five of the Sixth Supplemental Indenture. This Note is one of the securities of the series designated on the face hereof, limited in aggregate principal amount to $________.

                              TRANSFER OR EXCHANGE

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons and, except for such Notes issued in book-entry form, only in denominations of $25.00 and any integral multiple of $25.00. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company or the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.



                                  Annex A -- 3

                           REDEMPTION AND ACCELERATION

         Special Event Redemption. If a Special Event (as defined below) has occurred and is continuing then the Company shall have the right upon not less than 30 days nor more than 60 days notice to the Holders of the Notes to redeem the Notes, in whole but not in part, for cash within 90 days following the occurrence of such Special Event (the "90 Day Period") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, if any, to the date of such redemption (the "Redemption Price"); provided, however, that in the case of a Tax Event, if at the time there is available to the Company the opportunity to eliminate, within the 90 Day Period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the LLC, the Trust or the Holders of the Trust Preferred Securities issued by the Trust, the Company shall pursue such Ministerial Action instead of redemption, and provided, further, that the Company shall have no right to redeem the Notes while the Company is pursuing any Ministerial Action pursuant to its obligations under the Limited Liability Company Agreement of the LLC. The Redemption Price shall be paid on the date of such redemption, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

         A "Special Event" shall mean either a Tax Event or an Investment Company Act Event.

         "Tax Event" shall mean that the LLC or the Trust shall have received an opinion of counsel (which may be regular counsel to the Company or an Affiliate, but not an employee thereof) experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or (b) any official administrative written decision, pronouncement or action or judicial decision interpreting or applying such laws or regulations by any court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation or application is issued or announced on or after the date of original issuance of Notes, there is more than an insubstantial risk that (i) the LLC or the Trust is, or will be within 90 days of the date of the opinion of counsel, subject to United States Federal income tax with respect to interest received on the Notes or Company Preferred Securities, (ii) interest payable by the Company to the LLC on the Notes is not, or will not be within 90 days of the date of the opinion of counsel, deductible for United States Federal income tax purposes, or (iii) the LLC or the Trust is, or will be within 90 days of the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

         "Investment Company Act Event" shall mean the LLC or the Trust shall have received an opinion of counsel (which may be regular counsel to the Company or an Affiliate, but not an employee thereof) experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") there is more than an insubstantial risk that the LLC or the Trust is or will be considered an "Investment Company" that is required to be registered under the Investment


                                  Annex A -- 4

Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Notes.

         Notice of redemption shall be given by mail to the registered owner of this Note, not less than 30 nor more than 60 days prior to the Redemption Date, all as provided in the Indenture. The Company shall not be required to issue or register the transfer of or exchange Notes of this series during a period beginning at the opening of business 15 days before the day of the mailing of the relevant notice of redemption and ending at the close of business on the day of such mailing.

         Acceleration. If any Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

OTHER PROVISIONS

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected and of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. To the extent permitted by law, any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         All terms used in this Note that are not defined herein shall have the meanings assigned to them in the Indenture.

         This Note shall be governed by and construed in accordance with the laws of The State of New York.



                                  Annex A -- 5

ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM         -- as tenants in common                 UNIF GIFT MIN ACT--______ CUSTODIAN_____
  TEN ENT         -- as tenants by the entireties                           (Cust)           (Minor)
  JT TEN          -- as joint tenants with right          Under Uniform Gifts to Minors Act
                     of survivorship and not as
                     tenants in common                    ___________________________
                                                                    (State)

         Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee
_________________________________________

_________________________________________


________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

________________________________________________________________________________


________________________________________________________________________________

the within Security of TECO ENERGY, INC. and does hereby irrevocably constitute and appoint

__________________________________________________ attorney to transfer said
Security on the books of the Company, with full power of substitution in the premises.

Dated: _________________________      __________________________________________


                                      __________________________________________



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.


                                  Annex A -- 6